[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT
         HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.]

PERSONAL GUARANTY

This PERSONAL GUARANTY is entered into on September 24, 2004, by and between Alan Finkelstein ("Guarantor") and CNC Associates, Inc. ("Lessor"). Guarantor offers this PERSONAL GUARANTY as an inducement for CNCA to enter into Finance/Lease Agreement #23281001, with Innovative Card Technologies, Inc. ("Lessee").

To induce Lessor to enter into the within Lease, the undersigned unconditionally guarantees to Lessor the prompt payment when due of all of Lessee's obligations to Lessor. Lessor shall not be required to proceed against Lessee or the Equipment or enforce any other remedy before proceeding against the undersigned. Guarantor consents to any extensions or modification granted to Lessee and the release and/or compromise of any obligation of Lessee or any other obligors and guarantors without in any way releasing the undersigned from its obligations hereunder. This is a continuing Guaranty and shall not be discharged or affected by death of the undersigned, shall bind the heirs, administrators, representatives, successors and assigns, and may be enforced by or for the benefit of any assignee or successor of Lessor. The undersigned agrees and consents to the Courts of the State of California having jurisdiction in Ventura County. Any Federal District Court having jurisdiction in said County shall have jurisdiction and shall be the proper venue for the determination of all controversies and disputes arising hereunder.

Guarantor warrants and represents that Guarantor has an interest, financial or otherwise, in Lessee, and it is to the benefit of the Guarantor that Lessee enter into the Finance/Lease Agreement and other Agreements, or any of them, with Lessor; that Guarantor is and shall remain, familiar with the state of Lessee's finances and the operation of Lessee's business; and that Guarantor understands that Lessor would be unwilling to enter into the Agreements, or any of them, with Lessee without this PERSONAL GUARANTY and that CNCA depends upon Guarantor's warranties, covenants and representations.

This Guaranty contains the entire agreement between the parties and it may not be altered, amended, modified, or terminated, except by a writing signed by the parties. Should either party institute Suit hereunder, the prevailing party shall be entitled to reasonable attorney fees and costs. No provision of this Guaranty which may be deemed unenforceable shall in any way invalidate any other provision or provisions of the Guaranty, all of which shall remain in full force and effect. This Guaranty may be assigned by Lessor without notice to the Guarantor, but may not be assigned by the Guarantor. This Guaranty shall inure to the benefit of Lessor, its successors, and assigns, and shall bind the Guarantor, his/her heirs, representatives, successors and assigns. Service of all notices regarding this Guaranty shall be sufficient if given personally or mailed to the intended party at the address as set forth herein, or at such other address as said party may provide in writing from time to time.

Guarantor:

Alan Finkelstein

By: /s/ Alan Finkelstein

Address:  12644 Mulholland Drive

Beverly Hills, CA  90210

Social Security Number [***]

Accepted at Ventura County, California

This 30th day of November 2004

CNC Associates, Inc.

By: Justin Snyder

Title: Operations Manager

*** Confidential Treatment Requested